                                                                   EXHIBIT 10.71

           PROMISSORY NOTE FOR $35,000,000 TO SOUTHTRUST BANK, N.A.

                                Revolving Note

$35,000,000.00                                                     May 3rd, 2000

     FOR VALUE RECEIVED, the undersigned WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (hereinafter referred to as "Borrower"), promises to pay to the order of SOUTHTRUST BANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as "Lender"), the principal sum of Thirty-Five Million and No/100 Dollars ($35,000,000.00), or so much thereof as may have been advanced to Borrower from time to time hereunder in accordance with, and subject to the conditions of, that certain Revolving Loan Agreement of even date herewith between Borrower and Lender (as the same might hereafter be amended, extended, supplemented, or restated, the "Loan Agreement"), together with interest and other charges as provided herein.

     1. Definitions. Capitalized terms used, but not defined, shall have the meanings assigned to them in the Loan Agreement. As used in this Note, the following terms shall have the following meanings:

          "Adjusted LIBOR" shall mean the quotient of (i) the "London Interbank Offered Rate (LIBOR)" at which U.S. Dollar deposits for a maturity comparable to the Interest Period are offered to Lender in immediately available funds in the London Interbank Market, as quoted in the Money Rates section of The Wall Street Journal as effective for contracts entered into on the first day of the applicable Interest Period, divided by (ii)
     1.00 minus any applicable Reserve Requirement for such Interest Period required by Regulation D (expressed as a decimal).

          "Applicable Spread" shall mean two percent (2.00%).

          "Base Rate" shall mean the per annum rate of interest periodically designated and announced to the public by Lender as its "Base Rate". The Base Rate is not necessarily the lowest rate charged by Lender.

          "Business Day" shall mean a day which is not a public holiday and on which banks in Atlanta, Georgia, are customarily open for business.

          "Default Rate" shall mean a per annum rate of interest equal to two percentage points (2%) in excess of the rate of interest otherwise applicable hereunder on the date the Default Rate takes effect.

          "Eurodollar Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 0.0625%) equal to the Adjusted LIBOR plus the Applicable Spread, which rate shall not fluctuate during each Interest Period.

          "Interest Period" shall mean each successive period of one (1) Month following the date of this Note, provided that (i) no Interest Period may extend beyond the maturity of this Note, and (ii) if any such Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Interest Period beyond the maturity of this Note, in which event such Interest Period shall end on the immediately preceding Business Day.

          "Month" shall mean (i) with respect to the initial Interest Period under this Note, the interval commencing on the date of this Note and ending on the day before the first Monthly Payment Date, inclusive, and
     (ii) with respect to each subsequent Interest Period, the interval commencing on a Monthly Payment Date and ending on the day before the next Monthly Payment Date, inclusive.

          "Monthly Payment Date" shall mean the tenth (10th) of each calendar month during the term of this Note.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Reserve Requirement" shall mean with respect to any Interest Period, the weighted average during such Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal, and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during the Interest Period), if any, that is imposed under Regulation D and that is applicable to the class of banks of which Lender is a member on "eurocurrency liabilities," as that term is defined in Regulation D. Lender acknowledges that, as of the date hereof, the Reserve Requirement is zero, provided that the Reserve Requirement may increase from time to time during the term of this Note.

     2.   Payment Terms.

     (a) Commencing on July 10, 2000, and on each Monthly Payment Date thereafter until June 10, 2002 (the "Maturity Date"), Borrower shall pay to Lender all accrued but unpaid interest on the outstanding principal of this Note. On the Maturity Date, Borrower shall pay to Lender the entire outstanding principal balance of this Note, together with all accrued interest thereon.

     (b) All payments shall be applied, at Lender's option, first to any fees, expenses, or other costs that Borrower is obligated to pay under this Note or the other Loan Documents, second to interest due on this Note, and third to the outstanding principal of this Note. All payments, fees, charges, and other sums due hereunder shall be remitted to Lender at the following address:

                    SouthTrust Bank, National Association
                    P. O. Box 830776
                    Birmingham, Alabama 35283-0776
                    Attn:  McCracken Loan Servicing
or at such other address as Lender or any subsequent holder of this Note may from time to time designate in writing. All principal, interest, and other charges payable under this Note shall be paid in lawful money of the United States of America.

     (c) Borrower will pay to Lender a late charge equal to five percent (5%) of the amount of any payment that is not received by Lender within ten (10) days after the date such payment is due under the terms of this Note. In no case will any such late charge be less than $0.50 or more than the maximum amount allowed by applicable law. Collection or acceptance by Lender of such late charge will not constitute a waiver of any rights or remedies of Lender provided in this Note or in any other Loan Document. The late charge provided for herein represents a fair and reasonable estimate by Borrower and Lender of a fair average compensation for the loss that might be sustained by Lender due to the failure of Borrower to make timely payments hereunder, the parties recognizing that the damages caused by such extra administrative expenses and loss of the use of funds is impracticable or extremely difficult to ascertain or estimate.

     3.   Interest Rate.

     (a) The principal of this Note outstanding from time to time shall bear interest at the Eurodollar Rate, which rate shall not fluctuate during each applicable Interest Period. As of the commencement of each Interest Period following the initial Interest Period, the rate of interest on this Note shall increase or decrease to reflect change in the Eurodollar Rate from the Interest Period just ended.

     (b) Notwithstanding anything to the contrary herein, if at any time Lender determines, in accordance with reasonable and ordinary commercial standards, that its acquisition of funds in the London Interbank Market would be in violation of any law, regulation, guideline, or order, Lender may so notify Borrower in writing or by telephone, and upon the giving of such notice, this Note will immediately cease bearing interest at the Eurodollar Rate as provided above, and the outstanding principal of this Note shall thereupon commence to bear interest at the variable per annum rate equal to the Base Rate; provided that if, as of the last day on which interest on this Note accrues at the Eurodollar Rate, the Base Rate is lower or higher than the Eurodollar Rate in effect on this Note on such date, then a spread shall be added to or subtracted from Base Rate in an amount equal to the difference between the Base Rate and the Eurodollar Rate in effect on this Note (the "Base Rate Spread"), and principal of this Note shall thereafter bear interest at the variable rate equal to the Base Rate Spread plus the Base Rate. For example, if on such day the Eurodollar Rate is 6.75% and the Base Rate is 6.25%, then the Base Rate Spread shall be 0.50%. If on such day the Base Rate is 7.50%, then the Base Rate Spread shall be -0.75%. At all times while this Note bears interest at a rate determined by using the Base Rate as a reference, such rate shall be adjusted to reflect changes in the Base Rate, with such adjustments being effective of the date that the Base Rate changes. Notwithstanding the fact that Lender has based the interest rate applicable hereunder upon Lender's cost of funds in the London Interbank Market, Lender shall not be required actually to obtain funds from such source at any time.

     (c) Upon the occurrence of any Event of Default hereunder, the principal amount of this Note shall automatically, without notice to or demand upon Borrower, bear interest at the Default Rate. Borrower agrees that the Default Rate represents a fair and reasonable estimate by Borrower and Lender of a fair average compensation for the risk of loss that Lender will experience due to the occurrence of an Event of Default and for the cost and expenses that might be incurred by Lender by reason of the occurrence of an Event of Default, with the parties agreeing that the damages caused by such increased risk and extra cost and expenses are impracticable or extremely difficult to ascertain or estimate. The payment by Borrower of interest at the Default Rate will not prejudice the rights of Lender to collect any other amounts required to be paid by Borrower hereunder or under any of the other Loan Documents.

     (d) All interest on the principal of this Note, whether calculated using the Eurodollar Rate, the Base Rate, or the Default Rate as a reference, shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

     4. Prepayment. Borrower may prepay the outstanding principal of this Note, or any part thereof, at any time and from time to time. Partial prepayments will be applied to principal installments coming due under this Note in their inverse order of maturity. Borrower may reborrow, repay, and reborrow up to a principal amount outstanding not exceeding the amount of this Note so long as no Event of Default (as defined in the Loan Agreement) exists.

     5. Collection Costs. Lender shall be entitled to recover all costs of collecting, securing, or attempting to collect or secure this Note, or defending any action seeking the avoidance or rescission of any payment of or security for this Note, including, without limitation, court costs and reasonable attorneys' fees actually incurred, including attorneys' fees on any appeal by either Borrower or Lender.

     6. Fees. In consideration of the extension of credit evidenced hereby, Borrower will pay to Lender a commitment fee in the amount of $87,500.00, which fee shall be fully earned by Lender and due and payable by Borrower in full at the time of the initial Advance under the Loan. Such fee will not be subject to proration or rebate in the event that the outstanding principal hereof is prepaid by Borrower. In addition, a fee of one eighth (1/8th) of one percent (1%) of each advance made under the Loan shall be due and payable at the time Lender makes such advance.

     7. Events of Default. The occurrence or existence of an Event of Default pursuant to, and as defined in, the Loan Agreement, including, without limitation, Borrower's failure to pay any installment of principal or interest on this Note or any other sum due hereunder on the due date thereof, which failure continues beyond any cure period and notice requirement set forth in the Loan Agreement, shall constitute an event of default under this Note (an "Event of Default"). Lender, at its option, upon or at any time after the occurrence of an Event of Default, may (i) declare the then outstanding principal amount of this Note, together with all accrued interest thereon and all other agreed or permitted charges owing by Borrower hereunder, to be, and the same will thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives, and (ii) pursue all rights and remedies available under the Loan Documents and at law or in equity. All rights and remedies of Lender under the terms of this Note and the other Loan Documents and applicable statutes or rules of law will be cumulative and may be exercised successively or concurrently.

     8. Usury. It is expressly stipulated and agreed to be the intent of Lender and Borrower to at all times conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Lender and Borrower (or any other party liable with respect to any indebtedness under this Note), including, without limitation, this Note and any other agreement, document or instrument relating to the indebtedness evidenced hereby, are hereby limited to the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral (however, reference to the term "oral" shall not be construed to modify or negate any provisions hereof regarding the absence or ineffectiveness of oral agreements). In no way, nor in any event or contingency (including, but not limited to, prepayment, default, demand for payment or acceleration of maturity), shall the interest taken, reserved, contracted for, charged, chargeable or received under this Note exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any agreement (including, without limitation, this Note and any other agreement, document or instrument relating to the indebtedness evidenced hereby), interest would otherwise be payable in excess of, or is adjudicated to be payable in excess of, the Maximum Amount, any such construction shall be subject to the provision of this section, and, ipso facto,
                                                                     ---- -----
such document shall be reformed and the interest payable shall be reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value that is characterized as interest under applicable law and that would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount that would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby and not to the payment of interest, or promptly refunded to the Borrower if and to the extent such amount that would have been excessive exceeds such unpaid principal.

The right to accelerate maturity of this Note or any other indebtedness does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to take, reserve, contract for, charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this section, the term "applicable law" shall mean the laws of the state in which this Note is enforced or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     9. Time of Essence. Time is of the essence with respect to this Note and the performance of all obligations contained herein.

     10. Waiver. Borrower, and all guarantors (including Guarantor), endorsers, and sureties of this Note, hereby waives, to the fullest extent permitted by applicable law, all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof, demand, presentment, protest, notice of dishonor, notice of non-payment, diligence in collection, and all other requirements necessary to charge or hold the Borrower liable on any obligations hereunder, and any further receipt for or acknowledgment of any collateral now or hereafter deposited by Borrower as security for the obligations hereunder.

     11. Binding Effect. Lender will not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies under this Note or the other Loan Documents, and no waiver of any kind will be valid unless in writing and signed by Lender. The provisions of this Note will be construed without regard to the party responsible for the drafting and preparation hereof. Any provision in this Note that might be unenforceable or invalid under any law will be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. This Note and the obligations of Borrower hereunder shall be binding upon and enforceable against Borrower and its successors and assigns and will inure to the benefit of Lender and its successors and assigns, including any subsequent holder of this Note. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute, or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     12. Document Protocols. This Note is governed by the Document Protocols set forth in Exhibit A attached to the Loan Agreement, which are incorporated by reference into this Note as if fully set forth herein.


             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, Borrower has executed this Note, or has caused this Note to be executed by its duly authorized representative, on the day and year first above written, with the intention that this Note to take effect as an instrument under seal.

                              WELLS OPERATING PARTNERSHIP, L.P.,  a
                              Delaware limited partnership

                              By: Wells Real Estate Investment Trust, Inc., a Maryland corporation,
                                   Its sole General Partner


                                   By: /s/ Douglas P. Williams
                                      ---------------------------------------
                                   Name:   DOUGLAS P. WILLIAMS
                                        -------------------------------------
                                   Title:  Ex VP
                                         ------------------------------------

                                                       [Affix corporate seal]

                                       7